Exhibit 10.6

A N A G R E E M E N T made this 01st day of April, Two thousand and Twenty-Three BETWEEN the Landlord whose name address or registered office and description are set out in Part 1 of the First Schedule hereto (hereinafter called “the Landlord”) of the one part and the Tenant whose name address or registered office and description are set out in Part 2 of the First Schedule hereto (hereinafter called “the Tenant”) of the other part.

WHEREBY IT IS MUTUALLY AGREED as follows:-

1.1 The Landlord shall let and the Tenant shall take all that the Premises as set out in the Second Schedule hereto (hereinafter referred to as the “Premises”) together with all rights of way, easements and appurtenances thereto belonging or usually held and enjoyed thereto for the term set out in Part 3 of the First Schedule hereto at the rent with the rent free period (if any) as set out in Part 4 and Part 7 of the First Schedule hereto.

2. The Tenant to the intent that the Tenant’s obligations may continue throughout the term hereby created agrees with the Landlord as follows :-

2.1 TO PAY RENT AND OTHER CHARGES

(a) To pay the said rent at the time and in the manner aforesaid to the Landlord or to his authorised agent at such place as may be designated by the Landlord.

(b) To pay and discharge punctually all government rates, government rent, assessments, duties, charges, impositions, utility charges, and any future increase in the said charges as imposed or apportioned in respect of the Premises from time to time and other outgoings (of an annual or recurring nature) now or at any time hereafter to be imposed or charged by the Government of Hong Kong or other lawful authority in respect of the Premises or any part thereof.

(c) To pay and discharge punctually during the said term the monthly contribution towards the costs, charges and expenses for the maintenance, management and air-conditioning (including any increase thereof) of the said building chargeable in respect of the Premises as provided under the Deed of Mutual Covenants of and relating to the building of which the Premises form part of or as the Landlord shall reasonably require; and

(d) To pay all charges in respect of electrical current (including meter rental) water, telephone and gas supply used or consumed in the Premises.

2.2  TO KEEP INTERIOR ETC. IN REPAIR To keep all the interior of the Premises including the flooring and interior plaster or other finishes or rendering to walls, floors and ceilings and the Landlord’s fixtures and fittings therein including all doors, windows, electrical installations and wiring in good, clean tenantable repair and condition and properly preserved and painted (fair wear and tear excepted) and to make good any stoppage of or damage to the drains of the said building or leakage of water of the building and the building wall and, so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the term in like condition.

2.3  TO BE RESPONSIBLE FOR LOSS OR DAMAGE CAUSED BY INTERIOR DEFECTS To be wholly responsible for any loss, damage or mJury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises and to make good the same by payment or otherwise and to indemnify the Landlord against all actions, proceedings, claims and demands made upon the Landlord in respect of any such loss, damage or injury and all costs and expenses incidental thereto.

2.4  TO PERMIT THE LANDLORD TO VIEW THE STATE OF THE PREMISES, ETC.

To permit the Landlord and all persons authorised by the Landlord at all reasonable times upon prior notice to enter and view the state of the Premises, to take inventories of the fixtures and fittings therein, to carry out any work or repairs which are required to be done and, during the last three months of the said term, at reasonable time upon prior notice, to show the Premises to prospective tenants or purchasers.

2.5  TO EXECUTE REPAIRS ON RECEIPT OF NOTICE

On receipt of any notices from the Landlord or the Landlord’s authorised representatives specifying any works or repairs which are required to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same with all possible dispatch and without any delay and if the Tenant shall not within the period specified in such notice proceed diligently with the execution of such repairs then the Landlord shall have the right with or without workmen to enter upon the Premises and execute such repairs and the cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by legal action.

2.6  NOT TO ERECT INSTALL OR ALTER PARTITIONING, FIXTURES, ETC. Not without the previous written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) to erect, install or alter any partitioning or other erection or installation in the Premises or any Landlord’s fixtures in the Premises or any part thereof, provided that the Tenant shall (if so required by the Landlord) reinstate the Premises or any part thereof so affected to its original state.

2.7  NOT TO CUT INJURE MAIM WALLS ETC. Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors, windows, walls, beams structural members or any part of the fabric of the Premises nor any of the plumbing or sanitary apparatus or installations included therein.

2.8  NOT TO ASSIGN OR UNDERLET ETC. Not to assign, underlet, part with the possession of, or transfer the Premises or any part thereof or any interest therein, nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Agreement obtains the use, possession, occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefor, save and except that the Tenant may allow a holding and/or subsidiary company of the Tenant to use the Premises or any part thereof provided that the Tenant shall obtain the Landlord’s prior consent in writing (which consent shall not be unreasonably withheld or delayed) (provided that such use or possession of the said Premises or any part thereof by the Tenant’s holding or subsidiary company shall not be deemed to create any sub-tenancy or assignment of tenancy of the Premises). The Tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord (which approval the Landlord may give or withhold at their discretion without assigning any reason therefor), be deemed to be breaches of this Clause :-

(a)  In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(b)  In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

(c)  In the case of a corporation, any reconstruction amalgamation, merger or voluntary liquidation.

(d)  The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(e)  The change of the Tenant’s business name without the previous written consent of the Landlord as required hereunder.

2.9 NOT TO PRODUCE MUSIC OR NOISE AUDIBLE OUTSIDE

Not to produce or permit or suffer to be produced any music, noise (including sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving or recording sound) so as to be a nuisance or annoyance to occupiers of other premises in the said building or in the neighborhood.

2.10  NOT TO PERMIT ANY NUISANCE OR ANNOYANCE

Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of the other premises in the said building or in any adjoining or neighbouring building.

2.11  NOT TO BREACH GOVERNEMENT LEASE TERMS

Not to do nor suffer to be done any act or thing which shall amount to a breach or non-observance of any of the terms covenants or conditions contained in the Government Lease or other deeds and documents and agreements under which the said land is held from the Government or in the Deed of Mutual Covenant or other similar title deeds in respect of the said Building or in anywise against the laws or regulations of Hong Kong and to indemnify the Landlord against the breach or non-observance or non-performance thereof.

2.12  NOT TO CAUSE INSURANCE TO BE AVOIDED OR PREMIUM INCREASE

Not to do nor permit to be done anything whereby the policy or policies of insurance on the Premises or the Building or any part or parts of the said Building against loss or damage by fire or explosion for the time being subsisting (a copy of which the Landlord shall if required furnish to the Tenant but at the expense of the Tenant) may become void or voidable or whereby the rate of premium thereon may be increased and to repay to the Landlord all sums paid by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach of this Covenant and all such payments shall be added to the rent hereinbefore reserved and shall be recoverable as rent.

2.13  NOT TO KEEP ARMS OR COMBUSTIBLE OR HAZARDOUS GOODS

Not to keep or store or permit or suffer to be kept or stored on or in the Premises any arms ammunition gunpowder, saltpetre kerosene or other explosive or combustible or hazardous goods.

2.14  NOT TO PERMIT ILLEGAL OR IMMORAL USE

Not to use or permit or suffer the Premises to be used for any illegal or immoral purpose.

2.15  NOT TO DISPLAY SIGNS

Not to affix erect exhibit display or paint any name signboard flag decoration notice advertisement or any other thing or device on any window or any external or internal part of the said Building or on any part of the common entrance hall staircases landings lifts passages or any other part of the said Building in common use except as hereinafter provided.

2.16  NOT TO ENCUMBER OR OBSTRUCT PASSAGES AND COMMON AREAS

Not to encumber or obstruct or permit to be encumbered or obstructed with any boxes, packaging or obstruction of any kind or nature any of the entrances, staircases, landings, passages, lifts (if any) lobbies or other parts of the said building in common use and not to leave rubbish or any article or thing in any part of the said building not in the exclusive occupation of the Tenant.

2.17  TO COMPLY WITH ORDINANCE ETC.

To obey and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises or any other act deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant.

2.18  TO OBSERVE DEED OF MUTUAL COVENANT

To obey observe and comply with and perform all the covenants terms and provisions in the Deed of Mutual Covenant relating to the said building so far as they relate to the Premises and to indemnify the Landlord against the breach non-observance or non-performance thereof.

2.19  TO PAY COST OF CLEARING DRAINS ETC.

To pay to the Landlord on demand all costs incurred by the Landlord in cleansing or clearing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee, agent or licensee of the Tenant.

2.20  TO PAY MAINTENANCE GAS, WATER AND ELECTRICITY

To pay and discharge all service or maintenance charges payable by the owner or occupier of the Premises pursuant to or by virtue of the Deed of Mutual Covenant and Management Agreement (if any) and all charges for telephone, gas, water and electricity consumed on or in the Premises which are operated from the Tenant’s own metered supply and to make all necessary deposits for the supply of electricity gas water and telephone services to the Premises when required.

2.21  TO PROTECT INTERIOR

To take all precautions to protect the interior of the Premises against damage by storm or typhoon or the like.

2.22  USER OF THE PREMISES

(a)  The Premises shall be used for the purpose as set out in Part 6 of the First Schedule hereto.

(b)  Not to use the Premises or any part thereof or allow the same to be used as a common gambling house or casino or for any illegal or immoral purpose.

(c)  Not to use the Premises except for commercial purposes.

(d)  To carry out and comply with all ordinances, regulations, by-laws and rules and all notices and requirements of the appropriate Government authorities in connection with or in relation to the Premises or to the user thereof.

(e)  The Tenant shall not carry on at or in the Premises or any part thereof any business trade or industry that by its nature or character requires a proper permit or licence without having first had and obtained and at all times during its continuance of this tenancy to observe and perform all the terms conditions and requirements on which such permit or licence is granted.

2.23  TO YIELD UP PREMISES UPON EXPIRATION OF TENANCY

To quietly yield up the said premises in a bare shell premises and condition together with the Landlord’s Fixtures and Fittings and other fixtures, fittings and additions in and to the said premises together with any additional erections alterations or improvements electrical supply system and air-conditioning ducts which the Tenant may have made upon or in the said premises and which the Landlord in its absolute discretion may be willing to retain without any payment or compensation for such additional erections alterations or improvements electrical supply system and air-conditioning duct at the expiration or sooner determination of this Agreement in good clean and tenantable repair and condition (fair wear and tear excepted) notwithstanding any rule of law or equity to the contrary PROVIDED ALWAYS THAT any additional erections alterations or improvements electrical supply system and air-conditioning ducts which the Tenant may have made upon or in the said premises and which the Landlord has not exercised its discretion to retain as aforesaid shall be removed by and at the expense of the Tenant at the expiration or earlier determination of this Agreement and in such event the Tenant shall make good all damage caused by such removal AND thereupon to surrender to the Landlord all keys giving access to all parts of the said premises and to remove at the Tenant’s expense all lettering and characters from all the doors, walls or windows of the said premises and to make good any damage caused by such removal.

2.24  TO MAKE GOOD DAMAGE TO BUILDING

To make good at the expense of the Tenant any portion of the said building which may be damaged through any omission act or default of the Tenant or of any of his servants visitors or through the escape of water, fire, smoke or fume from or explosion in the Premises.

2.25  TO REMOVE ILLEGAL STRUCTURES

To remove at the cost of the Tenant any structures erections partitions and other alterations at any time during the said term if required by the Building Authority or other competent Government Departments whether or not the same were or have been put up by the Tenant with or without the consent of the Landlord and to make good all damage caused by such removal. The Landlord shall not be responsible to the Tenant for any loss suffered by the Tenant in any way as a result of such removal.

2.26  NOT TO REPAINT etc.

Without the consent of the Landlord not to do or cause or permit to be done any of the following :-

(a)  repaint redecorate or alter the appearance of the exterior of the Premises or any part of the said Building.

(b)  erect or affix any fitting or thing to the exterior of the Premises or any part of the said building or to the common areas within the said building or any part thereof provided always that air-conditioner may be installed through the aperture provided or through other place as approved by the Landlord.

2.27  NOT TO USE PREMISES AS APARTMENT etc.

Not to use or cause or permit the Premises or any part thereof to be used as an apartment, boarding house, coffin shop or funeral parlour or blacksmith shop or other offensive trade or business.

2.28  NOT TO KEEP DOG etc.

Not to keep any dog, cat or animal of whatsoever kind and description in the Premises or in any part of the said building.

2.29  NOT TO USE PREMISES AS SLEEPING QUARTER

Not to use the Premises as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance, for the time being in force.

2.30  TO VIEW PREMISES BEFORE EXPIRATION

During the three months immediately prior to the expiration of the term hereby created to permit the Landlord and his agents at all reasonable time or times (upon prior notice) during the said term to enter upon the Premises accompanied by the Landlord and/or his agents and in order to show the same to any person or persons who shall express a desire to become a purchaser or purchasers or a lessee or lessees of the Premises or any part or parts thereof. 3. The Landlord agrees with the Tenant as follows:-

3.1  TENANT SHALL HAVE QUIET ENJOYMENT

That the Tenant paying the rent hereby reserved and performing and observing the stipulations and agreements herein contained and on the Tenant’s part to be observed and performed shall peacefully hold and enjoy the Premises during the term hereby created without any interruption by the Landlord or any person lawfully claiming under or in trust for him.

3.2  GOVERNMENT RENT ETC.

To pay all Government Rent, Government Rates and Property Tax of the Premises.

3.3  TO MAINTAIN THE MAIN STRUCTURE ETC.

To maintain and keep, or cause to be maintained and kept and/or procure the manager or owners corporation of the building to maintain and keep in good condition and proper repair the main structure and external walls of the said Building and the main pipes drains and cables and to do all repairs of structural nature required to be done at any time Provided that the Landlord’s liability under this Clause shall not arise unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair or remedy the same after the lapse of a reasonable time from the date of service of such notice.

4.  PROVIDED ALWAYS and it is hereby agreed as follows:

4.1  RE-ENTRY ON DEFAULT

If and whenever the rent hereby reserved or any part thereof shall be unpaid for seven days after becoming payable (whether the same shall have been legally or formally demanded or not) or if the Tenant shall fail or neglect to perform or observe any of the stipulations or agreements herein contained and on the Tenant’s part to be performed or observed or if the Tenant shall become bankrupt or in the case of a limited company shall go into liquidation (except for the purpose of reconstruction or amalgamation) or if a petition in bankruptcy against the Tenant or a petition for the winding up of the Tenant if a limited company, shall have been filed or if the Tenant shall enter into composition or arrangement with creditors or shall suffer any distress or execution to be levied on his goods then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any breach of the Tenant’s stipulations or agreements herein contained. A written notice served by the Landlord on the Tenant or left at the last known registered or otherwise address of the Tenant or left at the Premises to the effect that the Landlord thereby exercises the power of re-entry hereinbefore contained shall be a full and sufficient exercise of such power notwithstanding any statutory or common law provision to the contrary. All legal costs on a Solicitor own client basis, charges and expenses incurred by the Landlord with a view to exercising the said rights or remedies or attempting to do the same shall be repaid by the Tenant and is recoverable from it as a debt.

4.2  NOTICE OF RE-ENTRY

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual physical entry on the part of the Landlord.

4.3  NON-WAIVER

Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of his obligations hereunder.

4.4  LANDLORD NOT LIABLE FOR OVERFLOW OF WATER ETC. AND TENANT TO INDEMIFY LANDLORD AGAINST CERTAIN CLAIMS

The Landlord shall not be under any liability to the Tenant or to any other person whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or any other substance or thing from anywhere and the Tenant shall fully and effectually indemnify the Landlord from and against all claims and demands made against the Landlord by any person in respect of any loss, damage or injury caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or any other substance or thing from the Premises owing to the act neglect or default of the Tenant his servants, agents or licensees or to the defective or damaged condition of the interior of the Premises for which the Tenant is responsible hereunder and against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

4.5  TENANT RESPONSIBLE FOR ACTS OF SERVANTS CUSTOMERS ETC.

The Landlord shall not in any way be responsible to the Tenant and/or his employees visitors customers, licensees, occupiers or invitees for any personal injury or for damage caused at the Premises or any part thereof be it arising as a result of the act or neglect of any other employees of the Tenant and/or visitors customers, licensees, occupiers or invitees of the said Building or the Premises.

4.6  DISTRAINT FOR RENT IN ARREAR

For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) and for the purpose of this Agreement the rent in respect of the Premises shall be deemed to be in arrear if not paid at the time and in manner herein provided for payment hereof.

4.7  LANDLORDS CAN EXHIBIT LETTING NOTICE

During the period of three (3) months immediately preceding the expiration of the said term of tenancy the Landlord shall be at liberty to affix and retain without interference upon any external part of the Premises a notice for re-letting the same and the Tenant shall permit persons with written authority from the Landlord or his agents at reasonable times of the day to view the Premises or any part thereof.

4.8  SERVICE OF NOTICE

Any notice under this Agreement shall be in writing and any notice to the Tenant shall be sufficiently served if left addressed to the Tenant on the Premises or sent to the Tenant by registered post or left at the Tenant’s last known address in Hong Kong and any notice to the Landlord shall be sufficiently served if sent to the Landlord shall be sufficiently served if sent to the Landlord by registered post at the Landlord’s last known address in Hong Kong. A notice sent by post shall be deemed to have been given at the time when in due course of post it would have been delivered at the address to which it was sent.

4.9  STAMP DUTY & COSTS

The costs of preparing and completing and for registration (if any) of this Agreement and the stamp duty on this Agreement shall be borne and paid by the Landlord and the Tenant in equal shares.

4.10  DEFINITIONS

In this Agreement (if the context permits or requires) words denoting persons shall include corporations and firms; words denoting the masculine gender shall include the feminine gender and the neuter gender; and words denoting the singular number shall include the plural number and vice versa.

4.11  JOINT AND SEVERAL LIABILITY

All representations, warranties, undertakings, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

5.  KEY MONEY

The Tenant hereby expressly declares that for the grant of the said term no key or construction money has been paid to the Landlord or to any person.

6.  SUSPENSION OF RENT IN CASE OF FIRE ETC.

In the event of the Premises or any part thereof being damaged or destroyed by fire typhoon earthquake or white ants or subsidence or any other cause for which the Tenant shall not be responsible then the rent hereby reserved or a proportionate part thereof shall cease to be payable until the Premises or any part thereof so damaged or destroyed as aforesaid shall have been repaired reinstated or again rendered fit for use and occupation. Provided always that the Landlord shall be under no obligation to repair rebuild or reinstate the Premises so damaged or destroyed as aforesaid and provided further that if the Premises shall have not been repaired rebuilt or reinstated within three months from the date of such damage or destruction the Tenant shall be entitled to give not less than one month’s written notice to the Landlord terminating this Agreement.

7.  INTEREST AND OTHER CHARGES

7.1  Without prejudice to the Landlord’s rights under this Agreement, the Tenant shall pay interest on all arrears of rent and other charges at a rate of 2% per month from the due date to the date of payment if the arrears is more than 15 days.

7.2  All costs, expenses, legal costs and disbursements incurred for demanding and/or enforcing payment of the said arrears or outstanding sum in Court or otherwise shall be payable by the Tenant and until payment they shall be deemed to be a debt due by the Tenant to the Landlord.

7.3  The Landlord shall be entitled to appropriate and treat any sum or sums of money received from the Tenant first to settle or by way of payment of interest and all costs, expenses, legal costs and disbursements under Clause 7.1 and 7.2 as aforesaid in priority to settlement or payment of arrears of rent.

8.  SECURITY MONEY

The Tenant shall on the signing hereof deposit and maintain with the Landlord a sum set out in Part 5 of the First Schedule hereto to secure the due observance and performance by the Tenant of the covenants agreements stipulations and conditions herein contained and on the Tenant’s part to be observed and performed. The said deposit shall be retained by the Landlord throughout the remainder of the said term free of any interest to the Tenant with power for the Landlord without prejudice to any other right or remedy hereunder to deduct therefrom the amount of any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any such covenant agreement stipulation or condition. Subject as aforesaid the said deposit shall be repaid to the Tenant by the Landlord within 30 days after the expiration or sooner determination of this Agreement and the delivery of vacant possession of the Premises or the settlement by the Tenant of the last outstanding claim of the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the covenants agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed whichever is the later.

9.  OPTION TO RENEW

(a)  On the condition that the Tenant shall have paid the said rent hereby reserved and shall have observed and performed the terms and conditions herein contained and on the Tenants part to be observed and performed up to the termination of the said term hereby created, the Tenant shall have an option to renew the tenancy hereby created for a further term of TWO (2) YEARS commencing immediately upon the expiration of this tenancy at the then market rent and upon the same terms and conditions hereunder save for the rent reserved hereby PROVIDED THAT the Tenant shall give prior written notice to the Landlord to exercise this option to renew, such notice shall be given not less than THREE (3) MONTHS before the expiration of this tenancy. The rental deposit for the renewed the term shall be adjusted to an amount equivalent to total of two months’ rent of the renewed term and any shortfall of the rental deposit for the renewed term shall be paid prior to the commencement of the renewed term or on the signing of the renewed tenancy agreement (whichever is the earlier).

(b)  The revised rent during the 2 year term under the option to renew the tenancy under this Clause may be agreed at any time between the landlord and the Tenant or (in the absence of agreement) determined by an independent valuer (acting as an expert and not as an arbitrator) such valuer to be nominated in the absence of agreement by or on behalf of the President for the time being of the Hong Kong Institute of Surveyors on the application of the Landlord or the Tenant made not earlier than TWO (2) MONTHS before but not later than TWO (2) MONTHS after the commencement date of the further term and so that in the case of such valuation, the revised rent to be determined by the valuer shall be such as he shall decide should be the monthly rent at the renewal date for the Premises .

(c)  IT IS HEREBY FURTHER PROVIDED in relation to the revised rent:-

(i)  The fees and expenses of the valuer including the cost of his appointment shall be borne equally by the Landlord and the Tenant who shall otherwise each bear their own cost;

(ii)  If the revised rent payable on and from the relevant renewal date has not been agreed by that date, rent shall continue to be payable at the rate previously payable .until the revised rent is ascertained when the Tenant shall forthwith pay to the Landlord any shortfall between the rent and the revised rent;

(iii) The decision of the valuer on the revised rent shall be final; (iv) For the purpose of this proviso the revised rent shall be deemed to have been ascertained on the date when the same has been agreed between the parties or the date of determination of the valuer.

10.  SPECIAL CONDITIONS

The special conditions set out in the Third Schedule here form part of this Tenancy Agreement.

THE FIRST SCHEDULE ABOVE REFERRED TO

PART 1

Landlord :	BILLION HIGH INVESTMENT LIMITED, whose registered office is situate at Room 2701, 27/F, Tower 1, Admiralty Centre, No. 18 Harcourt Road, Hong Kong.

PART 2

Tenant:	Grande Capital Limited, a company incorporated in Hong Kong, whose registered office is situate at Room 2701, 27/F, Tower 1, Admiralty Centre, No. 18 Harcourt Road, Hong Kong.

PART 3

Term :	For the term of three years from 01st April 2023 to 31st March 2026, both days inclusive

PART 4

Rent :

HONG KONG DOLLARS ONE HUNDRED SEVEN THOUSAND EIGHT HUNDRED AND FOURTEEN ONLY (HK$107,814.00) per calendar month (exclusive of government rent, government rates, management fees and air-conditioning charges, if any) to be payable in advance on the 1st day of each and every successive calendar month and subject to pro-rata in the case of any partial calendar month.

PART 5

Deposit :	two months rental deposit in the sum of HONG KONG DOLLARS TWO HUNDRED FIFTEEN THOUSAND SIX HUNDRED AND TWENTY EIGHT ONLY (HK$215,628.00

PART 6

User:	For commercial use only

PART 7

Rent free period:	NIL

THE SECOND SCHEDULE ABOVE REFERRED TO

The Premises:

ROOM 2701 on 27rn FLOOR of TOWER I, ADMIRALTY CENTRE, NO. 18 HARCOURT ROAD, HONG KONG as shown on the Plan annexed hereto and colored pink

THE THIRD SCHEDULE ABOVE REFERRED TO

Special Condition: Nil

AS WITNESS the hands of the parties hereto the day and years first above written.

SIGNED BY	For and on behalf of
Billion High Investment Limited
CHANG Tin Duk Victor
On behalf of the Landlord in the presence of	/s/ Chang Tin Duk Victor

SIGNED BY	For and on behalf of
Grande Capital Limited
LEUNG Kit Ming
On behalf of the Tenant in the presence of	/s/ Leung Kit Ming

Received the day and year first above	For and on behalf of
written of and from the Tenant the sum of	Billion High Investment Limited
HK$241,298 being rental deposit payable
under this Tenancy Agreement	/s/ Chang Tin Duk Victor